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                                                                    Exhibit 10.5


                     EXHIBIT 2 to RESTRICTED STOCK AGREEMENT
                     ---------------------------------------

                             Secured Promissory Note
                             -----------------------

US $435,000                  San Diego, California                  June 1, 2001


         FOR VALUE RECEIVED, the undersigned, James Roberto ("Maker"), hereby promises to pay to the order of DAOU Systems, Inc., a Delaware corporation (the "Company"), the principal sum of Four Hundred and Thirty Five Thousand Dollars ($435,000) with interest on the unpaid balance thereof from the date that such principal amount was advanced until maturity at the rate per annum equal to 6.75% (the "Applicable Rate") computed on the basis of a 365-day year and actual days elapsed, both principal and interest payable as hereinafter provided in lawful money of the United States of America at the offices of the Company in San Diego, California, or at such other place as from time to time may be designated by the holder of this Note.

         The outstanding principal balance of this Note and accrued interest thereon shall be due and payable in full on or before May 31, 2006.

         Maker shall have the right to prepay, without penalty, upon ten (10) business days' notice to the holder, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note.

         All payments or prepayments received hereunder, shall first be applied to any costs or expenses of enforcing this Note, next to accrued, but unpaid interest, and then to unpaid principal.

         It is the intent of the payee of this Note and the undersigned in the execution of this Note to contract in strict compliance with applicable usury law. In furtherance thereof, the said payee and the undersigned stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither the undersigned nor any other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The term "applicable law" as used in this Note shall mean the laws of the State of California or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

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         This Note is secured pursuant to the terms of that certain Stock Pledge
Agreement, dated of even date herewith, by and between the Company and Maker, pursuant to which Maker pledges to the Company, and grants the Company a security interest in 1.5 million shares of the Company's common stock, par value $.001 per share (the "Pledged Shares"), issued pursuant to that certain Stock Purchase Agreement of even date herewith, by and between the Company and Maker, and any dividends or distribution received with respect to, on account of, or in substitution for, the Pledged Shares.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, the undersigned and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this
Note in addition to the principal and interest due and payable hereon all the costs and expenses of said holder in enforcing this Note including, without limitation, reasonable attorneys' fees and legal expenses.

         All notices, consents, waivers, and other communications under this Note must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  If to the Company:        DAOU Systems, Inc.
                                            5120 Shoreham Place
                                            San Diego, California 92122
                                            Attention: ____________
                                            Facsimile No.: (858) 452-1338

                  With a copy to:           Baker & McKenzie
                                            101 W. Broadway, 12th Floor
                                            San Diego, California 92121-3890
                                            Attention: Abby B. Silverman
                                            Facsimile No.: (619) 236-0429

                  If to Maker:              James Roberto
                                            Address on file with the Company

         If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Note shall bind and inure to the benefit of the successors and assigns of the holder of this Note.

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         This Note may not be amended except by means of a written agreement signed by the holder of this Note and the Maker. No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived.


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         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE
GOVERNED FOR ALL PURPOSES BY THE LAW OF THE STATE OF CALIFORNIA AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE.


"Maker"



/s/ JAMES T. ROBERTO
------------------------------
James T. Roberto


                        Signature Page to Promissory Note
                            Executed August 28, 2001,
               to be Effective as of the Date First Written Above